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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         TeleCommunication Systems, Inc.
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

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
               Maryland                                                        51-1526369
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(State of Incorporation or Organization)                                   (I.R.S. Employer
                                                                           Identification No.)


           275 West Street
         Annapolis, Maryland                                                       21401
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(Address of Principal Executive Offices)                                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

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
               Title of Each Class                                     Name of Each Exchange on Which
               to be so Registered                                     Each Class is to be Registered


                 None                                                               None
-------------------------------------------                        ------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, Par Value $0.01
        -----------------------------------------------------------------
                                (Title of class)






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ITEM 1:     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

             A complete description of the Class A Common Stock, par value $0.01 per share, of TeleCommunication Systems, Inc. (the "Company") which is to be registered hereunder is contained in the Company's Registration Statement on Form S-1 (Registration No. 333-35522), filed with the Commission on April 25, 2000, as amended from time to time (the "Registration Statement"), under the caption "Description of Capital Stock." Such description is incorporated herein by reference.

ITEM 2:     EXHIBITS

            The following Exhibits are filed herewith (or incorporated by reference as indicated below):


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

Exhibit Number          Description
--------------          -----------
1.1                     Form of Amended and Restated Articles of Incorporation
                        of the Company, incorporated herein by reference to
                        Exhibit 3.1 to the Company's Registration Statement on
                        Form S-1 (Registration No. 333-35522).*

1.2 Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-35522).*

2.1 Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-35522).**

3.1 Registration Rights Agreement dated December 14, 1999 by and among the Company and Signal Equity Partners, L.P., GE Capital Equity Investments, Inc., Finova Mezzanine Capital, Inc., Tatonka Capital Corporation, Commerce Funding Corporation and George M. Shea, incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (Registration No. 333-35522).**

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----------------------
  * Filed as part of Amendment No. 1 to the Registration Statement dated June 19, 2000.


 **  Filed as part of the Registration Statement dated April 25, 2000.





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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                             TeleCommunication Systems, Inc.

Date:  June 16, 2000
                                     By:  /s/  Maurice B. Tose
                                       --------------------------------------
                                          Maurice B. Tose
                                          Chairman of the Board, President and
                                          Chief Executive Officer